FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                      SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                  SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367           SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400                TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                      TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     052560/0170

                                December 21, 1999



The Marcus Corporation
250 East Wisconsin Avenue, Suite 1700
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

          We have acted as counsel for The Marcus Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,000,000 shares of the Company's Common Stock, $1 par value (the "Common Stock"), which may be issued or acquired pursuant to The Marcus Corporation 1995 Equity Incentive Plan, as amended (the "Plan").

          As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

          2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

The Marcus Corporation
December 21, 1999
Page 2


          We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER